Exhibit 99.1

Coherus Announces Proposed Public Offering of Common Stock

REDWOOD CITY, Calif., May 21, 2018 — Coherus BioSciences, Inc. (Nasdaq: CHRS), today announced it has commenced an underwritten public offering of $75,000,000 of shares of its common stock. All of the shares of the common stock to be sold in the offering will be offered by Coherus. In addition, Coherus expects to grant the underwriters a 30-day option to purchase up to an additional $11,250,000 of shares of its common stock at the public offering price, less the underwriting discount. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Coherus intends to use the net proceeds from this offering to build the commercial team and infrastructure to support the launch of CHS-1701, to manufacture the inventory and other manufacturing related activities to support the launch and subsequent commercial supply of CHS-1701 after approval, and for ongoing manufacturing, development and clinical trial activities related to CHS-0214, CHS-1420, CHS-3351, CHS-2020 and CHS-131. If there are any remaining net proceeds from this offering, we intend to use them for working capital and other general corporate purposes.

J.P. Morgan and Citigroup will act as joint book-running managers for the offering. Mizuho Securities will act as lead manager for the offering. Baird, H.C. Wainwright & Co. and Maxim Group LLC will act as co-managers for the offering.

A registration statement (including a prospectus) relating to these securities has been filed with the U.S. Securities and Exchange Commission (SEC) and became effective on January 21, 2016. This offering is being made solely by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by contacting J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 866-803-9204, email: prospectus-eq_fi@jpmchase.com; or Citigroup Global Markets Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 800-831-9146.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Coherus BioSciences, Inc.

Coherus is a U.S. based integrated development and commercialization biologics company, focused on biosimilars. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Our team is composed of industry veterans with expertise in process science, analytical characterization, protein production, sales & marketing and clinical-regulatory development. Coherus is advancing CHS-1701 (pegfilgrastim biosimilar) towards commercialization, and has completed Phase 3 clinical programs for two anti-TNF product candidates, CHS-1420 (adalimumab biosimilar) and CHS-0214 (etanercept biosimilar). Coherus is also developing an early stage pipeline of ophthalmology biosimilar product candidates.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion, timing, size and use of proceeds of the proposed public offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering; Coherus’ expectations regarding market approval in the U.S.; Coherus’ expectations regarding inventory build; Coherus’ plan to initiate U.S. commercial launch for CHS-1701; the ability of biosimilars to reduce costs and expand patient access. Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; the risks and uncertainties of the regulatory approval process, including the timing of Coherus’ regulatory filings; the risk that Coherus is unable to complete commercial transactions and other matters that could affect the availability or commercial potential of Coherus’ biosimilar drug candidates; and the risks and uncertainties of possible patent litigation. All forward-looking statements contained in this press release speak only as of the date on which they were made. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, please refer to Coherus’ preliminary prospectus supplement to be filed with the SEC on May 21, 2018, including the documents incorporated by reference therein, which includes its Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 8, 2018, Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed with the SEC on May 10, 2018 and its other periodic reports filed with the SEC.

Contact:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527